    As filed with the Securities and Exchange Commission on April 28, 1997
                                                 Registration No. 33-
--------------------------------------------------------------------------------

                  SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.
                  -----------------------------------

                               FORM S-8

                     REGISTRATION STATEMENT UNDER
                      THE SECURITIES ACT OF 1933
                  -----------------------------------

                    NORTH AMERICAN SCIENTIFIC, INC.
        (Exact name of registrant as specified in its charter)

              DELAWARE                                51-0366422
    (State or other jurisdiction of               (I.R.S. Employer
      incorporation or organization)              Identification No.)

    7435 GREENBUSH AVENUE, NORTH HOLLYWOOD, CA      91605
     (Address of Principal Executive Offices)     (Zip Code)

                    NORTH AMERICAN SCIENTIFIC, INC.
             AMENDED AND RESTATED 1996 STOCK OPTION PLAN
                      AND STOCK OPTION AGREEMENTS
                       (Full title of the plan)

                           L. MICHAEL CUTRER
                    NORTH AMERICAN SCIENTIFIC, INC.
                         7435 GREENBUSH AVENUE
                       NORTH HOLLYWOOD, CA 91605
                (Name and address of agent for service)

                            (818) 503-9201
     (Telephone number, including area code, of agent for service)

                    CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------------------
                                          Proposed            Proposed
    Title of          Amount              maximum             maximum             Amount of
    securities to     to be               offering price      aggregate           registration
    be registered     registered          per unit            offering price      fee
----------------------------------------------------------------------------------------------------------------------------------
    Common Stock,
    $.01 par value    500,000 shares      $3.125(a)           $1,562,500 (a)      $473.48

    Common Stock,      25,000 shares      $1.64 (b)           $   41,000          $ 12.42
    $0.1 par value

    Common Stock,      20,000 shares      $1.36 (c)           $   27,200          $  8.24
    $0.1 par value

    Total Registration Fee:                                                       $494.14
----------------------------------------------------------------------------------------------------------------------------------


(a) Estimated solely for purposes of calculating the registration fee and based on the average high and low prices of the Company's Common Stock on April 24, 1997, as reported on the OTC Electronic Bulletin Board.

(b) Converted from $2.29 CDN, based upon the exchange rate of U.S. $1: $0.7179 CDN on April 24, 1997, as reported by the Wall Street Journal.

(c) Converted from $1.90 CDN, based upon the exchange rate of U.S. $1: $0.7179 CDN on April 24, 1997, as reported by the Wall Street Journal.

                           EXPLANATORY NOTE

    The prospectus which will be part of this Registration Statement is a combined prospectus under SEC Rule 429 intended to be used for the offering of
(i) the shares of registrant's Common Stock registered hereunder, and (ii) the shares of registrant's Common Stock remaining to be issued under the Amended and Restated 1996 Stock Option Plan (prior to the amendment to said Plan increasing by 500,000 the number of shares that can be issued under said Plan), which remaining shares have been previously registered by registrant's registration statement on Form S-8, File No. 333-14373. The number of such remaining shares is 500,000 shares and the amount of the filing fee that was previously paid with the earlier registration statement was $170.22.

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

    The documents listed in (a) through (c) below are incorporated by reference in this Registration Statement, and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents:

    (a) The Company's annual report on Form 10-KSB for the year ended October 31, 1996.

    (b) The Company's quarterly reports on Form 10-QSB for the quarter ended January 31, 1997.

    (c) The description of the Company's Common Stock which is contained in the Registration Statement on Form 10-SB filed August 22, 1995, File No. 0-26670, including any amendment or report filed for the purpose of updating such description.


ITEM 4.     DESCRIPTION OF SECURITIES.

    Not Applicable.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not Applicable.


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Delaware General Corporation Law (the "DGCL") permits a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorney's fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The DGCL provides that indemnification may not be made for any claim, issue or matters as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

    The Certificate of Incorporation of the Company (the "Certificate") provides that each person who is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administra-tive or investigative, by reason of the fact that he or she is or was a director of the Company, or is or was serving at the request of the Company as a director of another corporation or of a partnership, joint venture, trust, or other enterprise, will be indemnified by the corporation, and that each person who is so involved by reason of the fact that he or she was an officer, agent of the Company, or is or was serving at the request of the Company as an officer, agent or employee of another corporation, or of a partnership, joint venture, trust or other enterprise, may be indemnified by the Company in accordance with the DGCL. The indemnification rights conferred by the Certificate are not exclusive of any other right to which persons seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Company is authorized to purchase and maintain insurance on behalf of its directors, officers, employees and agents.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

    Not Applicable.


ITEM 8.     EXHIBITS.

    4.1 Certificate of Incorporation of the Corporation, incorporated by reference to Exhibit 3(i) of the Registrant's Registration Statement on Form 10-SB, filed August 22, 1995.

    4.2     Bylaws of the Company, as amended, incorporated by reference to
            Exhibit 4.2 of the Registrant's Registration Statement on Form S-8, filed October 18, 1996.

    5.1     Opinion of D'Ancona & Pflaum.

    23.1    Consent of Price Waterhouse LLP.

    23.2    Consent of D'Ancona & Pflaum (included in Exhibit 5.1).

    24.1    Powers of Attorney (included herein).

ITEM 9.     UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       Provided, however, that paragraphs (1)(i) and 1(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Company hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Hollywood, State of California, on the 25th day of April, 1997.


                                NORTH AMERICAN SCIENTIFIC, INC.
                                (Company)


                                By:     /s/ L. Michael Cutrer
                                    ------------------------------------
                                  L. Michael Cutrer, President and
                                   Chief Executive Officer


    KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of North American Scientific, Inc., a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint L. Michael Cutrer their true and lawful attorney-in-fact and agent, with full power and substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any or all pre-effective and post-effective amendments to the Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                   Title                    Date
    ---------                   -----                    ----


    /s/ Irwin Gruverman         Chairman of the Board    April 25, 1997
-----------------------------   and Director
(Irwin J. Gruverman)


    /s/ L. Michael Cutrer       President, Chief         April 25, 1997
-----------------------------   Executive Officer
(L. Michael Cutrer)             and Director (Principal
                                Executive, Financial and
                                Accounting Officer)


    /s/ Allan Green             Director                 April 28, 1997
-----------------------------
(Dr. Allan M. Green)



   /s/ Michael C. Lee           Director                 April 24, 1997
-----------------------------
(Michael C. Lee)


   /s/ Larry Berkin             Director                 April 23, 1997
-----------------------------
(Larry Berkin)